Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Acquires U.S. Commercial Rights to YUTIQ®

•	Expected to be immediately accretive to revenue and Adjusted EBITDA in 2023
•	Alimera projects at least $100 million of consolidated net revenue and over $20 million of Adjusted EBITDA* in 2024
•	Leverages Alimera’s existing U.S. commercial infrastructure
•	Industry veteran Jason Werner added to Alimera Board of Directors

ATLANTA (May 18, 2023) – Alimera Sciences, Inc. (Nasdaq: ALIM) (Alimera), a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer, today announced its acquisition of additional commercialization rights for YUTIQ (fluocinolone acetonide intravitreal insert) 0.18mg for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye from EyePoint Pharmaceuticals, Inc. (EyePoint). A live conference call will be hosted today at 8:30 a.m. ET to provide a corporate update. Please refer to the information in the paragraphs below for conference call dial-in information and webcast registration.

“This is a landmark transaction for Alimera, bringing critical mass to our revenue base and leveraging the commercial infrastructure we have built in the U.S. We know this product very well, having marketed ILUVIEN for the uveitis indication in Europe and the Middle East for several years now. We believe there are immediate synergies in adding YUTIQ to our portfolio that will be accretive to revenue, Adjusted EBITDA and cash flow in the second half of 2023,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “EyePoint has done a wonderful job growing YUTIQ to almost $30 million in revenue in 2022. We believe that deploying a larger commercial team focused on both ILUVIEN and YUTIQ will increase utilization of both products moving forward and expect Alimera to generate in excess of $100 million in net revenue and $20 million in Adjusted EBITDA* in 2024.”

YUTIQ net product revenue increased 60% to $7.4 million in Q1 2023 compared with $4.6 million in Q1 2022. For the full year of 2022, YUTIQ net product revenue increased 67% to $28.3 million compared to $16.9  million in 2021.**

Alimera now has exclusive global rights to YUTIQ excluding China, Hong Kong, Taiwan, Macau, South Korea and Southeast Asia, where EyePoint has a pre-existing license with Ocumension Therapeutics.

Under the terms of the agreement with EyePoint:

•	Alimera made an upfront cash payment of $75 million at closing; an additional $7.5 million will be paid in equal quarterly installments in 2024.
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EyePoint will also receive potential royalties from 2025 to 2028 based on combined net revenues in the U.S. from ILUVIEN and YUTIQ in excess of certain thresholds, beginning at $70 million in 2025 and increasing annually thereafter.

•	Alimera will immediately assume control of all commercial activities related to YUTIQ in the U.S.

Alimera funded the upfront payment and obtained additional working capital with:

•	A $69 million private placement of Series B preferred stock and common stock to a syndicate of investors led by Velan Capital and Caligan Partners.
•	Borrowing of an additional $20 million through an amendment to its existing term loan agreement with SLR Capital Partners, LLC.

“We deeply appreciate the support of SLR Capital and our new shareholders with this transformative transaction for Alimera,” continued Mr. Eiswirth.

Board of Directors Changes

In conjunction with these transactions, Alimera has added Jason Werner to its Board of Directors, as a designee of Velan Capital. Prior to this appointment, long-term board member, Garheng Kong, resigned as director.

“On behalf of the entire board and management, I would like to express our sincerest gratitude to Garheng for his dedication to Alimera for almost twenty years. His committed leadership has played a crucial role in our growth and development as an organization,” said Mr. Eiswirth. “We are fortunate to have Jason joining our Board of Directors, and excited about the ophthalmic and operational experience he brings as we integrate YUTIQ into our portfolio and continue to grow Alimera.”

Mr. Werner currently serves as the Chief Executive Officer of SightStream Biotherapeutics Inc., a biotechnology company focused on developing regenerative medicines in ophthalmics. Mr. Werner also currently serves on the board of directors of InflammX Therapeutics Inc, a privately-held developer of novel treatments of the Inflammasome (NLRP3) Pathway based in San Diego, California.  Mr. Werner previously co-founded and served as Chief Operating Officer of Eyevance Pharmaceuticals through its sale to Santen Pharmaceuticals Ltd.  He has held a variety of Commercial Development roles and Corporate Strategy positions at companies such as Sun Pharma, Nicox SA and Inspire Pharmaceuticals, all within the field of

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* See “Non-GAAP Financial Measures” below.

** According to EyePoint’s SEC reports.

ophthalmics. Mr. Werner received his B.S. in business administration from the University of New Hampshire.

Securities Purchase Agreement

Alimera issued 1,401,901 shares of its common stock and 66,617 shares of its Series B Preferred Stock in exchange for an aggregate of $69 million in gross proceeds. Upon approval by Alimera’s stockholders, the Series B Preferred Stock issued in this second tranche will be mandatorily convertible into 39,186,471 shares of Alimera common stock, subject to adjustment. The purchase price of the common stock and the initial conversion price of this second tranche of Series B Preferred Stock is $1.70 per share. In connection with the funding of this second tranche, the purchasers of the first tranche of Series B Preferred Stock forfeited 4,114,286 of the common stock warrants obtained in connection with the first tranche funding for no consideration.

Amendment to the Loan and Security Agreement

The term loan amendment increased the available amount under the facility from $15 million to $20 million, all of which was funded in connection with the transactions. The maturity date on the facility remains April 30, 2028, with monthly interest-only continuing to May 1, 2025, when principal amortization begins. The interest-only period may be extended an additional 12 months if Alimera achieves $7.5 million in Adjusted EBITDA, as defined in the amended agreement, for any trailing 12-month period ending on or before March 31, 2025. Interest on outstanding borrowing under the term loan is payable at the greater of one-month SOFR or 4.60% plus 5.15% per annum.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Alimera has agreed to file one or more registration statements with the SEC registering the resale of the shares of common stock issued and issuable upon conversion of the Series B Preferred Stock issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

ALIM Call Details – Alimera Corporate Update

Conference Call to Be Held May 18, 2023

A live conference call will be hosted on May 18, 2023, at 8:30 a.m. ET by Rick Eiswirth, President and Chief Executive Officer, and Russell Skibsted, Chief Financial Officer, to discuss Alimera’s financial results and provide an update on corporate developments.

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* See “Non-GAAP Financial Measures” below.

** According to EyePoint’s SEC reports.

Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Thursday, May 18, 2023, 8:30 a.m. ET

Conference dial-in: 844-839-2190

International dial-in: 412-717-9583

Conference Call Name: Alimera Sciences (Nasdaq: ALIM) Corporate Update Call

Conference Call Pre-registration: Participants are asked to pre-register for the call by navigating to: https://dpregister.com/sreg/10179426/f98ecd113e

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Alimera Sciences call.

The conference call will also be available through a live webcast which is also available through the company’s website, www.alimerasciences.com in the Events section under Investor Relations.

Live Webcast URL: https://event.choruscall.com/mediaframe/webcast.html?webcastid=IOhr4gKA

A replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations” one hour following the live call.

Conference Call replay: US Toll Free: 1-877-344-7529

International Toll: 1-412-317-0088

Canada Toll Free: 855-669-9658

Replay Access Code: 8053807

End Date:  June 1, 2023

Webcast Replay End Date: August 18, 2023

About Alimera Sciences, Inc.

Alimera Sciences is a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measures

This press release includes forecasted Adjusted EBITDA, which is a non-GAAP financial measure. Alimera uses this measure to supplement the financial information presented on a GAAP basis. Alimera believes that excluding certain items from its GAAP financial results allows management to better understand its ongoing operations and analyze its financial performance from period to period and provides meaningful supplemental information to its investors.

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* See “Non-GAAP Financial Measures” below.

** According to EyePoint’s SEC reports.

Alimera defines “Adjusted EBITDA” as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains on extinguishment of debt, severance expenses and change in fair value of warrant asset.

Alimera believes that Adjusted EBITDA, when taken together with GAAP net income or loss, its most directly comparable GAAP financial measure, provides meaningful supplemental information to investors regarding Alimera’s performance by excluding certain items that may not be indicative of its business, results of operations, or outlook.

This non-GAAP financial measure may not be comparable to similarly titled measures reported by other companies, including companies in Alimera’s industry, because not all companies calculate Adjusted EBITDA in an identical manner or may use other financial measures to evaluate their performance. Therefore, this non-GAAP financial measure may be limited in its usefulness for comparison between companies. The presentation of this non-GAAP financial measure is not intended to be considered in isolation from or as a substitute for other financial performance measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management. Investors are encouraged not to rely on any single financial measure to evaluate Alimera’s business.

Alimera’s anticipated consolidated net revenue and Adjusted EBITDA is based on information available as of May 18, 2023 and expected cost savings and synergies,  In addition, such forecasts assume foreign exchange rates prevailing as of March 31, 2023.

Alimera has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income or loss, its most directly comparable GAAP financial measure, within this press release because Alimera is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of Alimera's stock. These statements are forward-looking and actual results may differ materially. Refer to “Forward Looking Statements” below for information on the factors that could cause Alimera's actual results to differ materially from these forward-looking statements.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things,

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* See “Non-GAAP Financial Measures” below.

** According to EyePoint’s SEC reports.

Alimera’s expectations with respect to its future operating and financial results and the expected cost savings and synergies resulting from the YUTIQ acquisition and foreign exchange rates. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties (some of which are beyond Alimera’s control), including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in these forward-looking statements. Other factors are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s most recently filed Quarterly Report on Form 10-Q, most recently filed Annual Report on Form 10-K, and any of Alimera’s subsequent filings with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely on the forward-looking statements Alimera makes or that are made on its behalf as predictions of future events. These forward-looking statements speak only as of the date of this press release. Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For press inquiries: Jules Abraham for Alimera Sciences 917-885-7378 julesa@coreir.com	For investor inquiries: Scott Gordon for Alimera Sciences scottg@coreir.com

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* See “Non-GAAP Financial Measures” below.

** According to EyePoint’s SEC reports.